                                                                    Exhibit 12.1


                           Regent Communications, Inc.
                Computation of Ratio of Earnings to Fixed Charges
                             (Dollars in thousands)


                                                                           Year Ended December 31,
                                            ----------------------------------------------------------------------------------------
                                                1997              1998               1999               2000              2001
                                            --------------   ----------------   ---------------    ---------------    --------------
EARNINGS:
  Income (loss) before income taxes
    and extraordinary items                       $  (291)         $  (3,290)        $  (6,300)         $  14,966         $  (2,378)
  Fixed charges                                     1,350              3,050             5,447              4,496             3,694
                                            --------------   ----------------   ---------------    ---------------    --------------
        Total                                     $ 1,059          $    (240)        $    (853)         $  19,462         $   1,316
                                            ==============   ================   ===============    ===============    ==============

FIXED CHARGES:
  Interest expense and amortization of
    debt expense                                  $ 1,331          $   2,883         $   5,249          $   4,229         $   3,279
  Portion of rent expense deemed to be
    interest                                           19                167               198                267               415
                                            --------------   ----------------   ---------------    ---------------    --------------
        Total                                     $ 1,350          $   3,050         $   5,447          $   4,496         $   3,694
                                            ==============   ================   ===============    ===============    ==============

Ratio of earnings to fixed charges                     --                 --                --               4.33                --
                                            ==============   ================   ===============    ===============    ==============

Coverage deficiency                               $   291          $   3,290         $   6,300          $      --         $   2,378
                                            ==============   ================   ===============    ===============    ==============





                           Regent Communications, Inc.
           Computation of Ratio of Earnings to Combined Fixed Charges
                            and Preferred Dividends
                             (Dollars in thousands)


                                                                                       Year Ended December 31,
                                                                      -------------------------------------------------------
                                                                        1997        1998        1999        2000       2001
                                                                      --------    --------    --------    --------   --------
EARNINGS:
  Income (loss) before income taxes and extraordinary items           $   (291)   $ (3,290)   $ (6,300)   $ 14,966   $ (2,378)
  Fixed charges                                                          1,350       3,050       5,447       4,496      3,694
                                                                      --------    --------    --------    --------   --------
        Total                                                         $  1,059    $   (240)   $   (853)   $ 19,462   $  1,316
                                                                      ========    ========    ========    ========   ========
FIXED CHARGES:
  Interest expense and amortization of debt expense                   $  1,331    $  2,883    $  5,249    $  4,229   $  3,279
  Portion of rent expense deemed to be interest                             19         167         198         267        415
                                                                      --------    --------    --------    --------   --------
        Total                                                         $  1,350    $  3,050    $  5,447    $  4,496   $  3,694
                                                                      ========    ========    ========    ========   ========

Preferred dividend requirements                                       $      0    $  6,953    $ 22,426    $ 27,240   $      0
Total fixed charges                                                      1,350       3,050       5,447       4,496      3,694
                                                                      --------    --------    --------    --------   --------
         Total fixed charges and preferred dividends                  $  1,350    $ 10,003    $ 27,873    $ 31,736   $  3,694
                                                                      ========    ========    ========    ========   ========
Ratio of earnings to combined fixed charges and preferred dividends         --          --          --          --         --
                                                                      ========    ========    ========    ========   ========
Coverage deficiency                                                   $    291    $ 10,243    $ 28,726    $ 12,274   $  2,378
                                                                      ========    ========    ========    ========   ========